UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

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Fifth Street Finance Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Fifth Street Finance Corp.
777 West Putnam Avenue, 3rd Floor
Greenwich, CT 06830

Dear Stockholders:

You are cordially invited to attend the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of Fifth Street Finance Corp. (“FSC” or the “Company”) to be held at the Courtyard Rye, 631 Midland Avenue, Rye, New York 10580, on April 13, 2016, at 10:00 a.m., local time. Stockholders of record of FSC at the close of business on April 1, 2016 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. Details of the business to be conducted at the Annual Meeting are given in the accompanying Notice of Annual Meeting and 2016 proxy statement. This proxy statement was first sent to stockholders on or about March 11, 2016. Your vote is very important to us.

Your Board of Directors unanimously recommends that you vote FOR the election of each of Todd G. Owens, Richard P. Dutkiewicz and Douglas F. Ray, the nominees proposed by your Board of Directors. You can vote for your Board of Directors’ nominees and on the other matters to be voted on at the Annual Meeting by using the enclosed proxy card or voting by Internet, telephone or mail.

It is important that your shares be represented at the Annual Meeting. Whether or not you expect to be present in person at the meeting, please sign the enclosed proxy and return it promptly in the envelope provided, vote via the Internet or telephone. Instructions are shown on the proxy card. Returning the proxy does not deprive you of your right to attend the Annual Meeting and to vote your shares in person.

We look forward to seeing you at the Annual Meeting. Your vote and participation, no matter how many or how few shares you own, are very important to us.

Sincerely,

Todd G. Owens
Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on April 13, 2016.

Our 2016 proxy statement and the accompanying Annual Report on Form 10-K for the fiscal year ended September 30, 2015 are also available at http://fsc.fifthstreetfinance.com.

FIFTH STREET FINANCE CORP.
777 West Putnam Avenue, 3rd Floor
Greenwich, CT 06830

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS

To be Held at
The Courtyard Rye, 631 Midland Avenue, Rye, New York 10580

Dear Stockholders:

The 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of Fifth Street Finance Corp., a Delaware corporation (“FSC” or the “Company”), will be held at the Courtyard Rye, 631 Midland Avenue, Rye, New York 10580, on April 13, 2016, at 10:00 a.m., local time. At the Annual Meeting, stockholders will consider and vote on:

•	the election of three directors, each to serve until the 2019 Annual Meeting of Stockholders or until his successor is duly elected and qualified (Proposal 1);
•	a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the fiscal year ending September 30, 2016 (Proposal 2); and
•	such other business as may properly come before the Annual Meeting and any adjournments or postponements.

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE COMPANY’S DIRECTOR NOMINEES DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT (PROPOSAL 1) AND “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2016 (PROPOSAL 2).

The nominees of the Board for election as directors of the Company are listed in the accompanying proxy statement. Your vote is very important to us.

Holders of record of Company common stock as of the close of business on April 1, 2016, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting. Whether or not you plan to attend the meeting, and whatever the number of shares you own, please follow the instructions on the enclosed proxy card to vote your shares via the Internet or telephone, or by signing, dating and returning the proxy card in the postage-paid envelope provided. Please note, however, that if you wish to vote in person at the meeting and your shares are held of record by a broker, bank, trustee, or nominee, you must obtain a “legal” proxy issued in your name from that record holder.

If you have any questions or need assistance in voting your shares, please call Innisfree M&A Incorporated, the firm assisting us in the solicitation. Shareholders in the U.S. and Canada may call toll-free at (877) 456-3524. From other locations please call +1 (412) 232-3651.

We are not aware of any other business, or any other nominees for election as directors, that may properly be brought before the Annual Meeting.

i

Thank you for your continued support of Fifth Street Finance Corp.

By order of the Board of Directors,

Bernard D. Berman
Chairman

Greenwich, CT
March 11, 2016

Your vote is very important to us. To ensure proper representation at the Annual Meeting, please follow the instructions on the enclosed proxy card to vote your shares via the Internet or telephone, or by signing, dating and returning the proxy card in the postage-paid envelope provided. Even if you vote your shares prior to the Annual Meeting, if you are a record holder of shares, or a beneficial holder who obtains “legal” proxy from your broker, bank, trustee, or nominee, you still may attend the Annual Meeting and vote your shares in person.

Fifth Street Finance Corp.

777 West Putnam Avenue, 3rd Floor
Greenwich, CT 06830

PROXY STATEMENT

2016 Annual Meeting of Stockholders

General

We are furnishing you this proxy statement in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or “Board”) of Fifth Street Finance Corp. (“FSC” or the “Company”) for use at the Company’s 2016 Annual Meeting of Stockholders (the “Annual Meeting”). This proxy statement and the Company’s Annual Report for fiscal year 2015 are being provided to stockholders on or about March 11, 2016. When we refer to the Company’s fiscal year, we mean the 12-month period ending September 30 of the stated year (for example, fiscal year 2015 was October 1, 2014 through September 30, 2015).

We encourage you to vote your shares, either by voting in person at the Annual Meeting or by granting a proxy (i.e., authorizing someone to vote your shares). If you provide voting instructions, either via the Internet, by telephone or by mail, and the Company receives them in time for the Annual Meeting, the persons named as proxies will vote your shares in the manner that you specified.

Annual Meeting Information

Date and Location

We will hold the Annual Meeting at the Courtyard Rye, 631 Midland Avenue, Rye, New York 10580, on April 13, 2016, at 10:00 a.m., local time.

Attendance

You are entitled to attend the Annual Meeting only if you are a stockholder of FSC as of the close of business on the record date for the Annual Meeting, which is April 1, 2016 (the “Record Date”), or you hold a valid proxy for the Annual Meeting. You must present valid photo identification, such as a driver’s license or passport, for admittance. If you are not a stockholder of record of the Company but hold shares as a beneficial owner in street name, in order to attend the Annual Meeting you must also provide proof of beneficial ownership, such as your most recent account statement prior to the Record Date, a copy of the voting instruction form provided by your broker, bank, trustee, or nominee, or other similar evidence of ownership of shares of the Company. Since seating is limited, admission to the meeting will be on a first-come, first-served basis.

If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Annual Meeting. For security reasons, you and your bags will be subject to search prior to your admittance to the Annual Meeting.

Availability of Proxy and Annual Meeting Materials

This proxy statement and the accompanying Annual Report on Form 10-K for the fiscal year ended September 30, 2015 are also available at http://fsc.fifthstreetfinance.com.

Purpose of Annual Meeting

In addition to transacting such other business as may properly come before the Annual Meeting and any adjournments or postponements, at the Annual Meeting, you will be asked to vote on the following proposals:

Proposal 1 — To elect three directors, each of whom will serve until the 2019 Annual Meeting of Stockholders or until his successor is duly elected and qualified; and

Proposal 2 — To ratify the selection of PricewaterhouseCoopers LLP (“PwC”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2016.

To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements.

Voting Information

General

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE COMPANY’S DIRECTOR NOMINEES DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT (PROPOSAL 1) AND “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2016 (PROPOSAL 2).

Voting Securities

You may cast one vote for each share of Company common stock that you owned as of the Record Date. All shares of the Company common stock have equal voting rights and are the only class of voting securities outstanding. Supplemental proxy materials filed with the Securities and Exchange Commision (“SEC”) will set forth the number of shares of Company common stock outstanding as of the Record Date.

Quorum Required

For the Company to conduct business at the Annual Meeting, a quorum of stockholders of the Company must be present at the Annual Meeting. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Company common stock outstanding on the Record Date will constitute a quorum. Supplemental proxy materials filed with the SEC will set forth, as of the Record Date, the number of shares of Company common stock necessary to achieve a quorum at the Annual Meeting. Abstentions will be treated as shares present for quorum purposes. Shares for which brokers have not received voting instructions from the beneficial owner of the shares and do not have discretionary authority to vote on Proposal 1 (which are considered “broker non-votes” with respect to Proposal 1) will be treated as shares present for quorum purposes.

If a quorum is not present for the Company, the Annual Meeting may be adjourned pursuant to the provisions of the Company’s bylaws until a quorum is present. The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought, to permit the further solicitation of proxies.

Submitting Voting Instructions for Shares Held Through a Broker, Bank, Trustee, or Nominee

If you hold shares of Company common stock through a broker, bank, trustee, or nominee, you must follow the voting instructions you receive from your broker, bank, trustee, or nominee. If you hold shares of Company common stock through a broker, bank, trustee, or nominee and you want to vote in person at the Annual Meeting, you must obtain a legal proxy from the record holder of your shares and present it at the Annual Meeting. Please instruct your broker, bank, trustee, or nominee so your vote can be counted.

Discretionary Voting

Brokers, banks, trustees, and nominees have discretionary authority to vote on “routine” matters, but not on “non-routine” matters. The only “non-routine” matter being considered at this Annual Meeting is the election of directors (Proposal 1), while the only “routine” matter being considered at this Annual Meeting is the ratification of the appointment of our independent registered public accounting firm (Proposal 2). If you hold your shares in street name (or “nominee name”) and you do not provide your broker, bank, trustee, or nominee who holds such shares of record with specific instructions regarding how to vote on Proposal 1, your broker may not be permitted to vote your shares on Proposal 1.

Please note that to be sure your vote is counted on Proposal 1, you should instruct your broker, bank, trustee, or nominee how to vote your shares. If you do not provide voting instructions, votes may not be cast on your behalf with respect to Proposal 1.

Authorizing a Proxy for Shares Held in Your Name

If you are a record holder of shares of Company common stock, you may authorize a proxy to vote on your behalf by following the instructions provided on the enclosed proxy card. Authorizing your proxy will not limit your right to vote in person at the Annual Meeting. A properly completed and submitted proxy will be voted in accordance with your instructions, unless you subsequently revoke your instructions. If you authorize a proxy without indicating your voting instructions, the proxyholder will vote your shares according to the Board’s recommendations. Internet and telephone voting procedures are designed to authenticate the stockholder’s identity and to allow stockholders to vote their shares and confirm that their instructions have been properly recorded. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card.

Receipt of Multiple Proxy Cards

Many of our stockholders hold their shares in more than one account and may receive separate proxy cards or voting instruction forms for each of those accounts. To ensure that all of your shares are represented at the Annual Meeting, we recommend that you vote every proxy card you receive.

Revoking Your Proxy

If you are a stockholder of record, you can revoke your proxy at any time before it is exercised by: (i) delivering a written revocation notice that is received prior to the Annual Meeting to Kerry Acocella, Secretary, Fifth Street Finance Corp., 777 West Putnam Avenue, 3rd Floor, Greenwich, CT 06830; (ii) submitting a later-dated proxy that we receive no later than the conclusion of voting at the Annual Meeting; or (iii) voting in person at the Annual Meeting. If you hold shares of Company common stock through a broker, bank, trustee, or nominee, you must follow the instructions you receive from them in order to revoke your voting instructions. Attending the Annual Meeting does not revoke your proxy unless you also vote in person at the Annual Meeting.

Votes Required

Proposal 1 — Election of directors.  The affirmative vote of a plurality of the shares of Company common stock outstanding and entitled to vote thereon at the Annual Meeting is required to elect each director nominee of the Company (i.e., the candidates receiving the most “for” votes will win each election). Stockholders may not cumulate their votes. If you “withhold authority” with respect to any of the Board’s nominees, your shares will not be voted with respect to the person indicated.

Proposal 2 — Ratification of independent registered public accounting firm.  The affirmative vote of a majority of the votes cast at the Annual Meeting is required to ratify the appointment of PwC to serve as the Company’s independent registered public accounting firm (i.e., the number of shares voted “for” the ratification of the appointment of PwC exceeds the number of votes “against” the ratification of the appointment of PwC). Abstentions and broker non-votes, if any, will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal.

Information Regarding This Solicitation

We will bear the cost of the solicitation of proxies. In addition to mail and e-mail, proxies may be solicited personally, via the Internet or by telephone or facsimile, by FSC CT LLC’s (“FSC CT”) or Fifth Street Management LLC’s (“Fifth Street Management”) regular employees without additional compensation. We will reimburse brokers and other persons holding Company common stock in their names, or in the names of nominees, for their expenses for forwarding proxy materials to principals and beneficial owners and obtaining their proxies. We have retained Innisfree M&A Incorporated (“Innisfree”), 501 Madison Avenue, 20th Floor, New York, NY 10022 to assist us in the solicitation of proxies for a retainer fee of $75,000 plus out-of-pocket expenses. In addition, the Company has agreed to pay Innisfree a per call fee of $5.00 for telephone calls between Innisfree and retail investors in connection with the proxy solicitation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 10, 2016, the beneficial ownership information of each current director and the nominees for director of the Company, as well as the Company’s executive officers, each person known to it to beneficially own 5% or more of the outstanding shares of its common stock, and the executive officers and directors as a group. Percentage of beneficial ownership is based on 150,262,924 shares of Company common stock outstanding as of February 8, 2016.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Ownership information for those persons who beneficially own 5% or more of the shares of Company common stock is based upon filings by such persons with the SEC and other information obtained from such persons, if available.

Unless otherwise indicated, the Company believes that each beneficial owner set forth in the table below has sole voting and investment power over the shares beneficially owned by such beneficial owner. The directors are divided into two groups — interested directors and independent directors. Interested directors are “interested persons” of the Company as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”). The address of all executive officers and directors is c/o Fifth Street Finance Corp., 777 West Putnam Avenue, 3rd Floor, Greenwich, CT 06830.

Name	Number of Shares Owned Beneficially	Percentage of Company Common Stock Outstanding(1)
Interested Directors:
Bernard D. Berman(2)	25,968	*
Ivelin M. Dimitrov	28,260	*
Sandeep K. Khorana	300	*
Todd G. Owens	10,000	*
Independent Directors:
James Castro-Blanco	3,717	*
Brian S. Dunn(2)	30,000	*
Richard P. Dutkiewicz(2)	13,715	*
Byron J. Haney(2)	10,000	*
Douglas F. Ray	9,336	*
Executive Officers Who Are Not Directors:
Steven M. Noreika	542	*
All Officers and Directors as a Group(3)	131,838	*
5% Holders
Leonard M. Tannenbaum(2)(4)	22,004,174	14.6%
RiverNorth Capital Management, LLC(5)	12,766,834	8.5%

*	Represents less than 1%
(1)	Based on the 150,262,924 shares of the Company common stock issued and outstanding as of February 8, 2016, as reported on the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2015.
(2)	Accounts owned include shares held in a brokerage account that may be pledged as loan collateral on a margin basis.
(3)	Amount only includes Section 16(a) reporting persons of the Company.
(4)	The address for Leonard M. Tannenbaum is 777 West Putnam Avenue, 3rd Floor, Greenwich, CT 06830. As reported on the Schedule 13D/A filed by Mr. Tannenbaum on February 22, 2016, of the shares of Company common stock over which Mr. Tannenbaum has (a) sole voting and dispositive power: (i) 7,123,544 shares are held by him directly; (ii) 80,000 shares are held by the Leonard M. Tannenbaum Foundation, for which Mr. Tannenbaum serves as the President; (iii) 1,122,281 shares are held by 777

West Putnam Avenue LLC, for which Mr. Tannenbaum holds a majority of the equity interest of the sole member, and (iv) 135,483 shares are issuable upon conversion of a convertible note; and (b) shared voting and dispositive power, (i) 1,050 shares are directly held by his spouse and (ii) 3,988,282 are directly held by Holdings (as defined below). In addition, under the PSA (as defined below), Leonard M. Tannenbaum and Holdings are jointly and severally obligated to purchase 9,220,600 shares of Company common stock from RiverNorth (as defined below) and its former director nominees. Consequently, Leonard M. Tannenbaum, Holdings and FSAM (as defined below), the general partner of Holdings, may be deemed to have shared voting power and shared dispositive power with respect to such shares of the Company’s common stock. The address for Holdings and FSAM is 777 West Putnam Avenue, 3rd Floor, Greenwich, CT 06830.
(5)	The address for RiverNorth is 325 N. LaSalle St., Suite 645, Chicago, Illinois 60654. The number of shares of Company common stock beneficially owned is based on a Schedule 13D/A filed by RiverNorth on February 22, 2016, which reflects sole voting and dispositive power over 12,766,834 shares of Company common stock by RiverNorth, LLC. On February 19, 2016, under the PSA, RiverNorth and its former director nominees agreed to sell all of the shares of Company common stock beneficially owned by them to Holdings and Leonard M. Tannenbaum.

As indicated above, certain of our officers and directors hold shares in margin accounts. As of March 10, 2016, no shares in such margin accounts were pledged as loan collateral. Our insider trading policy prohibits share pledges, except in limited cases with the pre-approval of our chief compliance officer.

The following table sets forth, as of March 10, 2016, the dollar range of our equity securities that is beneficially owned by each of our directors.

Name	Dollar Range of Equity Securities Beneficially Owned(1)(2)(3)
Interested Directors:
Bernard D. Berman	over $100,000
Ivelin M. Dimitrov	over $100,000
Sandeep K. Khorana	$1 – $10,000
Todd G. Owens	$50,001 – $100,000
Independent Directors:
James Castro-Blanco	$10,001 – $50,000
Brian S. Dunn	over $100,000
Richard P. Dutkiewicz	$50,001 – $100,000
Byron J. Haney	$50,001 – $100,000
Douglas F. Ray	$10,001 – $50,000

(1)	Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, as amended.
(2)	The dollar range of equity securities beneficially owned is based on the closing price per share for Company common stock of $5.05 on March 10, 2016, on the NASDAQ Global Select Market.
(3)	The dollar range of equity securities beneficially owned are: none, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000, or over $100,000.

PROPOSAL 1 — ELECTION OF DIRECTORS

The business and affairs of the Company are managed under the direction of the Board. The Board may modify its number of members in accordance with FSC’s bylaws, except that no decrease in the number of directors shall shorten the term of any incumbent director. The Board currently consists of nine members, of whom five are not “interested persons” of FSC, as defined in Section 2(a)(19) of the 1940 Act. The NASDAQ Stock Market (“NASDAQ”) requires that the Company maintain a majority of independent directors on its Board and provides that a director of a business development company shall be considered to be independent if he or she is not an “interested person”, as defined in Section 2(a)(19) of the 1940 Act. Therefore, under both the 1940 Act and applicable NASDAQ rules, a majority of the Board is independent.

The Board unanimously recommended that Todd G. Owens, Richard P. Dutkiewicz and Douglas F. Ray be nominated for election to the Board.

Under FSC’s restated certificate of incorporation, directors are divided into three classes. At each annual meeting of stockholders, the successors to the directors whose terms expire at such meeting will be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of his or her election or until their successors have been duly elected and qualified or any director’s earlier resignation, death or removal.

Messrs. Owens, Dutkiewicz and Ray have been nominated for re-election to the Board of FSC for three-year terms expiring in 2019. At FSC’s 2015 annual meeting of stockholders, Messrs. Berman, Castro-Blanco and Khorana were elected to the Board.

No person being nominated by the Company as a director of the Company is being proposed for election pursuant to any agreement or understanding between any such person and the Company.

Any stockholder of FSC can vote for or withhold on each of the director nominees of FSC. A withhold vote will not be included in determining the number of votes cast for a nominee. Shares represented by broker non-votes are not considered entitled to vote and thus are not counted for purposes of determining whether each of the nominees for election as a director has been elected, but will be treated as shares present for quorum purposes. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy FOR the election of Todd G. Owens, Richard P. Dutkiewicz and Douglas F. Ray. If a nominee should decline or be unable to serve as a director, it is intended that the proxy will be voted for the election of such person nominated by the Board as a replacement. The Board has no reason to believe that any director nominee named will be unable or unwilling to serve.

The Board unanimously recommends a vote “FOR” each of Todd G. Owens, Richard P. Dutkiewicz and Douglas F. Ray.

Director and Executive Officer Information

Directors

Information regarding the nominees for election as a director at the Annual Meeting and our continuing directors is as follows:

Name	Age	Length of time served; Term of office
Interested Directors
Bernard D. Berman	45	Director since 2009; term expires in 2018
Ivelin M. Dimitrov	37	Director since 2013; term expires in 2017
Sandeep K. Khorana	43	Director since 2015; term expires in 2018
Todd G. Owens*	48	Director since 2014; term expires, if elected, in 2019
Independent Directors
James Castro-Blanco	56	Director since 2014; term expires in 2018
Brian S. Dunn	44	Director since 2007; term expires in 2017
Richard P. Dutkiewicz*	60	Director since 2010; term expires, if elected, in 2019
Byron J. Haney	55	Director since 2007; term expires in 2017
Douglas F. Ray*	48	Director since 2007; term expires, if elected, in 2019

*	Director nominee of FSC

Biographical information regarding our directors is set forth below. We have divided the directors into two groups — independent directors and interested directors. Interested directors are “interested persons” of the Company, as defined in Section 2(a)(19) of the 1940 Act.

Officers

The following persons serve as our officers in the following capacities:

Name	Age	FSC Position
Todd G. Owens	48	Chief Executive Officer
Ivelin M. Dimitrov	37	President and Chief Investment Officer
Steven M. Noreika	40	Chief Financial Officer
Kerry S. Acocella	35	Chief Compliance Officer and Secretary

Biographical Information

Independent Directors

James Castro-Blanco.  Mr. Castro-Blanco has been a member of the Board since August 2014. Mr. Castro-Blanco has over 20 years of experience as an attorney in both the private and public sectors. Since December 2010, Mr. Castro-Blanco has served as the chief deputy county attorney for Westchester County, New York, where he advises numerous elected officials, boards and commissions and is the lead attorney on high profile matters involving Westchester County. Mr. Castro-Blanco also served as counsel with Wilson Elser Moskowitz Edelman & Dicker LLP from January 2007 to December 2010, where he provided business and risk management advice to businesses and individuals. In 2006, Mr. Castro-Blanco was appointed a special master by a United States District Court Judge to investigate and report upon alleged financial improprieties in the management of a pension plan where he served until 2009. Mr. Castro-Blanco also served as a former assistant United States attorney from February 1994 to November 1996, where Mr. Castro-Blanco investigated and prosecuted individuals and organizations involved in RICO, money-laundering and other financial crimes. Prior to that, he was an attorney with Pillsbury Winthrop Shaw Pittman LLP from September 1991 to February 1994, where he worked on antitrust and complex corporate litigation matters.

Mr. Castro-Blanco graduated from Brooklyn Law School where he was the Articles Editor of the Law Review. Mr. Castro-Blanco also holds a B.A. from the State University of New York at Albany. Mr. Castro-Blanco has served on the Board of Trustees for St. John’s Riverside Hospital and is the chair of the Liability Committee, helping guide the institution through the myriad changes in today’s healthcare environment. He has also been a board member of several charities providing scholarship monies to deserving students and has served as the president of the largest Hispanic bar association on the East Coast of the United States.

Through his extensive work as an attorney in the public and private sectors, including his involvement in investigating and reporting on financial improprieties, Mr. Castro-Blanco brings valuable legal, business and financial expertise to his Board service with FSC. The foregoing qualifications led to the Board’s conclusion that Mr. Castro-Blanco should serve as a member of the Board.

Brian S. Dunn.  Mr. Dunn has been a member of the Board since December 2007. Mr. Dunn has over 19 years of marketing, logistical and entrepreneurial experience. He founded and turned around direct marketing divisions for several consumer-oriented companies. He currently manages Little White Dog, Inc., a strategic consulting firm specializing in the acquisition and integration of consumer product companies that he founded in June 2011. Mr. Dunn was the marketing director and chief operating officer for Lipenwald, Inc., a direct marketing company that markets collectibles and mass merchandise from June 2006 until May 2011. Lipenwald, Inc. filed for bankruptcy in July 2011. Mr. Dunn has also been a member of the Fifth Street Senior Floating Rate Corp. (“FSFR”) Board of Directors since May 2013. FSFR is a specialty finance company that lends to mid-sized companies in connection with an investment by private equity sponsors and shares an investment advisor with FSC. Prior to Lipenwald, Inc., from February 2001 to June 2006, he was sole proprietor of BSD Trading/Consulting. Mr. Dunn graduated from the Wharton School of the University of Pennsylvania with a B.S. in Economics.

Mr. Dunn’s executive experience brings extensive business, entrepreneurial and marketing expertise to his Board service with the Company. His experience as a marketing executive for several consumer-oriented companies provides guidance to our investor relations efforts. Mr. Dunn’s many experiences also make him skilled in leading committees requiring substantive expertise, including his role as chairman of the Board’s Nominating and Corporate Governance Committee. Mr. Dunn’s previous service on the Board also provides him with a specific understanding of the Company, its operations, and the business and regulatory issues facing business development companies. The foregoing qualifications led to the Board’s conclusion that Mr. Dunn should serve as a member of the Board.

Richard P. Dutkiewicz.  Mr. Dutkiewicz has been a member of the Board since February 2010. He is an independent financial and operational adviser. Prior to his current position, he was a managing director at Capital Insight, LLC, a private investment bank, from March 2013 to November 2013. Previously, he was an independent financial and management consultant affiliated with Exxedus Capital Partners from September 2012 to March 2013. From May 2010 to April 2013, Mr. Dutkiewicz served on the Board of Directors of Motor Sport Country Club Holdings, Inc., which sells balancing technology for rotating devices in the automotive industry. Mr. Dutkiewicz has also been a member of FSFR’s Board of Directors since May 2013. FSFR is a specialty finance company that lends to mid-sized companies in connection with an investment by private equity sponsors. From April 2010 to March 2012, Mr. Dutkiewicz was the executive vice president and chief financial officer of Real Mex Restaurants, Inc., which filed for bankruptcy in October 2011. Mr. Dutkiewicz previously served as chief financial officer of Einstein Noah Restaurant Group, Inc. from October 2003 to April 2010. From May 2003 to October 2003, Mr. Dutkiewicz was vice president-information technology of Sirenza Microdevices, Inc. In May 2003, Sirenza Microdevices, Inc. acquired Vari-L Company, Inc. From January 2001 to May 2003, Mr. Dutkiewicz was vice president-finance, and chief financial officer of Vari-L Company, Inc. From April 1995 to January 2001, Mr. Dutkiewicz was vice president-finance, chief financial officer, secretary and treasurer of Coleman Natural Products, Inc., located in Denver, Colorado. Mr. Dutkiewicz’s previous experience includes senior financial management positions at Tetrad Corporation, MicroLithics Corporation and various divisions of United Technologies Corporation. Mr. Dutkiewicz began his career as an Audit Manager at KPMG LLP. Mr. Dutkiewicz received a B.B.A. degree from Loyola University of Chicago and passed the CPA exam in 1978.

Through his prior experiences as a vice president and chief financial officer at several public companies, including executive vice president and chief financial officer of Real Mex Restaurants, Inc. and chief financial officer of Einstein Noah Restaurant Group, Inc., Mr. Dutkiewicz brings business expertise, finance and audit skills to his Board service with the Company. Mr. Dutkiewicz’s expertise, experience and skills closely align with the Company’s operations, and his prior investment experience with managing public companies facilitates an in-depth understanding of our investment business. Moreover, due to Mr. Dutkiewicz’s knowledge of and experience in finance and accounting, the Board determined that Mr. Dutkiewicz is an “audit committee financial expert” as defined under SEC rules, and that he is qualified to serve as chairman of the Audit Committee of the Board. The foregoing qualifications led to the Board’s conclusion that Mr. Dutkiewicz should serve as a member of the Board.

Byron J. Haney.  Mr. Haney has been a member of the Board since December 2007. He previously served as an investment professional at TrilogyLWP from January 2014 through December 2014. From October 2010 through October 2011, Mr. Haney served as a principal of Duggan Asset Management, L.L.C. where he was director of research. Prior to that, he served as chief operating officer of VSO Capital Management from March 2010 to October 2010. From 1994 until 2009, Mr. Haney worked for Resurgence Asset Management LLC and he was promoted to managing director and chief investment officer in June 2004. Mr. Haney previously served on the boards of directors of Sterling Chemicals, Inc., and Furniture.com. Mr. Haney has more than 25 years of business experience, including having served as chief financial officer of a private retail store chain and as an auditor with Touche Ross & Co., a predecessor of Deloitte & Touche LLP. Mr. Haney earned his B.S. in Business Administration from the University of California at Berkeley and his M.B.A. from the Wharton School of the University of Pennsylvania.

Through his extensive experiences as a senior executive, Mr. Haney brings business expertise, finance and risk assessment skills to his Board service with FSC. In addition, Mr. Haney’s past experience as an auditor greatly benefits our oversight of FSC’s quarterly and annual financial reporting obligations. Mr. Haney’s previous service on the Board also provides him with a specific understanding of FSC, its operations, and the business and regulatory issues facing business development companies. The foregoing qualifications led to the Board’s conclusion that Mr. Haney should serve as a member of the Board.

Douglas F. Ray.  Mr. Ray has been a member of the Board since December 2007. Since August 1995, Mr. Ray has worked for Seavest Investment Group, a private investment and wealth management firm based in White Plains, New York. He currently serves as the chief executive officer and president of Seavest Investment Group. Mr. Ray has more than 15 years of experience acquiring, developing, financing and managing a diverse portfolio of real estate investments, including three healthcare properties funds. Mr. Ray previously served on the Board of Directors of Nat Nast, Inc., a luxury men’s apparel company. Mr. Ray has also been a member of the FSFR Board of Directors since September 2014. FSFR is a specialty finance company that lends to mid-sized companies in connection with an investment by private equity sponsors. Prior to joining Seavest Investment Group, Mr. Ray worked in Washington, D.C. on the staff of U.S. Senator Arlen Specter and as a research analyst with the Republican National Committee. Mr. Ray holds a B.A. from the University of Pittsburgh.

Through his broad experience as an officer and director of several companies, in addition to skills acquired with firms engaged in investment banking, banking and financial services, Mr. Ray brings to FSC extensive financial and risk assessment abilities. Mr. Ray’s service on the Board also provides him with a specific understanding of the Company, its operations and the business and regulatory issues facing business development companies. Mr. Ray’s expertise and experience also qualify him to serve as chairman of FSC’s Compensation Committee. The foregoing qualifications led to the Board’s conclusion that Mr. Ray should serve as a member of the Board.

Interested Directors

Bernard D. Berman.  Mr. Berman has been a member of the Board since February 2009 and the Chairman of the Board since September 2014. He was also FSC’s president from February 2010 to September 2014, secretary from October 2007 to September 2014, and chief compliance officer from April 2009 to May 2013. Mr. Berman has also served as a director of FSFR since May 2013 and as chairman of its Board of Directors since January 2014. FSFR is a specialty finance company that lends to mid-sized companies in connection with an investment by private equity sponsors. Mr. Berman also served as president of FSFR from May 2013 to January 2014. From September 2014 until his resignation in June 2015, Mr. Berman served on the Fifth Street Asset Management Inc. (FSAM”) board of directors. Mr. Berman has also served as the co-president, chief compliance officer and as a director of FSAM, the publicly traded asset manager that indirectly owns our investment adviser. Mr. Berman has also served as the president of our investment adviser and has served on its investment committee since its founding in November 2007. Prior to joining the group of affiliated companies, including our investment adviser (collectively, “Fifth Street”) in 2004, Mr. Berman was a corporate attorney from 1995 to 2004, during which time he negotiated and structured a variety of investment transactions. Mr. Berman received a J.D. from Boston College Law School and a B.S. in Finance from Lehigh University.

Mr. Berman’s prior position as a corporate attorney allows him to bring to the Board and Company the benefit of his experience negotiating and structuring various investment transactions as well as an understanding of the legal, business, compliance and regulatory issues facing business development companies. Mr. Berman’s previous service on the Board also provides him with a specific understanding of the Company and its operations. The foregoing qualifications led to the Board’s conclusion that Mr. Berman should serve as a member of the Board.

Ivelin M. Dimitrov, CFA.  Mr. Dimitrov has also been FSC’s president since January 2015, a member of the Board since January 2013 and its chief investment officer and the chief investment officer of our investment adviser since August 2011, and served as co-chief investment officer for these entities from November 2010 and June 2010 through August 2011. Mr. Dimitrov has also been FSFR’s chief executive officer since September 2014. Previously, he served as FSFR’s chief investment officer from July 2013 to September 2014 and as its president from January 2014 to September 2014. Mr. Dimitrov also sits on the investment committee of our investment adviser and has served as the chief investment officer of FSAM since September 2014. Mr. Dimitrov has also been a member of FSFR’s Board of Directors since September 2014. FSFR is a specialty finance company that lends to mid-sized companies in connection with an investment by private equity sponsors. Mr. Dimitrov joined Fifth Street in May 2005 and is responsible for the credit underwriting of our investment portfolios, overseeing risk analysis and investment approvals. Mr. Dimitrov served as Head of Structuring of Fifth Street Management from January 2010 to June 2010, Mr. Dimitrov leads the tactical asset allocation decisions for the portfolio, shifting exposures between asset classes and industries, as well as managing interest rate risk. He is also responsible for the recruitment and development of our investment adviser’s investment team. Mr. Dimitrov also heads the senior loan product business strategy across Fifth Street’s platform. He has substantial experience in financial analysis, valuation and investment research. Mr. Dimitrov graduated from the Carroll Graduate School of Management at Boston College with an M.S. in Finance and has a B.S. in Business Administration from the University of Maine. He is also a holder of the Chartered Financial Analyst designation and has completed CFA Institute’s Investment Management Workshop at Harvard Business School.

Mr. Dimitrov brings substantial experience in financial analysis, underwriting, valuation and investment research. Mr. Dimitrov’s position as FSC’s president and chief investment officer and the chief investment officer of our investment adviser provides the Board with a direct line of communication to, and direct knowledge of the operations of, the Company and our investment adviser. The foregoing qualifications led to the Board’s conclusion that Mr. Dimitrov should serve as a member of the Board.

Sandeep K. Khorana.  Mr. Khorana has been a member of the Board since March 2015. He is also a managing director of FSC CT (including its predecessors) since October 2010. Having over 13 years of private equity sponsor coverage and leveraged finance experience, he leads the origination and sponsor coverage efforts for Fifth Street and directly covers some of its key private equity clients. Mr. Khorana also serves as head of the Chicago office for Fifth Street. Previously, Mr. Khorana was a director at Angelo, Gordon & Co. from June 2010 through October 2010, and from February 2006 through May 2009 he was a director in CIT Group Inc.’s Sponsored Finance Group. Prior to that, he spent six years at J.P. Morgan Chase & Co. and its predecessor organizations in the Financial Sponsors, Loan Syndications and High Yield divisions. Prior to graduate school, Mr. Khorana spent almost three years at KPMG LLP in its audit practice and passed the CPA exam in Illinois. Mr. Khorana received his B.S. in Accounting from Indiana University and his M.B.A. in Finance from the University of Michigan Ross School of Business.

Mr. Khorana brings substantial experience in financial analysis, debt capital markets and private equity coverage as well as experience at larger financial institutions that grew rapidly through acquisitions and launching new products. We believe that Mr. Khorana’s positions as head of originations/sponsor coverage and head of Fifth Street’s Chicago office would provide the Board with unique perspective in those areas. The foregoing qualifications led to the Board’s conclusion that Mr. Khorana should serve as a member of the Board.

Todd G. Owens.  Mr. Owens has been a member of the Board since November 2014 and FSC’s chief executive officer since January 2015. Mr. Owens has also served as co-president of FSAM since September 2014. Mr. Owens has also been FSFR’s president since September 2014. Prior to joining Fifth Street in September 2014, Mr. Owens spent 24 years at Goldman, Sachs & Co, where he became a managing director in 2001 and a partner in 2008. While at Goldman, Sachs & Co., he also served as Head of the West Coast Financial Institutions Group (FIG) for 15 years, Head of the Specialty Finance Group for nearly 10 years and was a senior member of the Bank Group. He holds a B.A. in history and political economy from Williams College. Mr. Owens has previously served as a trustee for Good Samaritan Hospital in Los Angeles and for City Year Los Angeles.

Mr. Owens brings with him experience in a broad range of industries including commercial finance, asset management, alternative asset management, commercial banking and business development companies. The foregoing qualifications led to the Board’s conclusion that Mr. Owens should serve as a member of the Board.

Officers Who Are Not Directors

Steven M. Noreika.  Mr. Noreika has served as FSC’s chief financial officer since July 2015 and previously served as controller of FSC from January 2013 to July 2014. Mr. Noreika also currently serves as the chief financial officer of Fifth Street Management, our investment advisor, and the chief financial officer of FSC CT, our administrator. Mr. Noreika has also served as FSFR’s chief financial officer since July 2015 and was previously chief financial officer of FSFR from November 2013 to July 2014 and controller of FSFR from July 2013 to November 2013. In addition, Mr. Noreika was the chief accounting officer of FSAM from July 2014 to July 2015. Mr. Noreika joined Fifth Street in September 2008, when he began serving as chief financial officer of Fifth Street Management, and has held various finance and accounting positions with such entities. Prior to joining Fifth Street, from 2002 to 2008, Mr. Noreika was a manager of internal financial reporting at Time Warner Inc., where he was responsible for various aspects of financial reporting, financial systems design and implementation. Prior to that, he managed audit and tax engagements at Marcum & Kliegman, LLP (now Marcum LLP) for clients in various industries, predominantly financial services, real estate, new media and entertainment. Mr. Noreika is a Certified Public Accountant and holds a B.B.A. in Accounting from Pace University. He is also a holder of the Chartered Financial Analyst designation.

Kerry S. Acocella.  Ms. Acocella has been FSC’s chief compliance officer and secretary since October 2015 and has also served as chief compliance officer of Fifth Street Management since October 2015. Ms. Acocella has been FSFR’s chief compliance officer and secretary since October 2015. Ms. Acocella has also served as secretary of FSAM since October 2015. Ms. Acocella serves as Senior Vice President, Legal for Fifth Street Management and has held positions within the Fifth Street Legal Department since February 2013. Prior to that Ms. Acocella was Senior Corporate Counsel — Corporate and Securities for Weight Watchers International, Inc. from August 2010 to February 2013. Ms. Acocella began her career as a corporate attorney with Morrison & Foerster LLP where she practiced in the mergers and acquisitions and securities areas from 2005 to 2010. Ms. Acocella holds a B.S. in Psychology from the University of Georgia and a J.D. from the Benjamin N. Cardozo School of Law, Yeshiva University.

Board Leadership Structure

The Board monitors and performs oversight roles with respect to the Company’s business and affairs, including with respect to investment practices and performance, compliance with regulatory requirements and the services, expenses and performance of service providers. Among other things, the Board approves the appointment of the Company’s investment adviser and executive officers, reviews and monitors the services and activities performed by the Company’s investment adviser and executive officers and approves the engagement of, and reviews the performance of, the independent registered public accounting firm.

Under FSC’s bylaws, the Board may designate a chairman to preside over the meetings of the Board and meetings of the stockholders and to perform such other duties as may be assigned to him or her by the Board. The Company does not have a fixed policy as to whether the chairman of the Board should be an independent director; the Company believes that it should maintain the flexibility to select the chairman and reorganize the leadership structure, from time to time, based on the criteria that is in the Company’s best interests and the best interests of the Company’s stockholders at such times. Our Board has established corporate governance procedures to guard against, among other things, an improperly constituted Board. Pursuant to the Company’s Corporate Governance Policy, whenever the chairman of the Board is not an independent director, the chairman of the Nominating and Corporate Governance Committee will act as the presiding independent director at meetings of the “Non-Management Directors” (which will include the Independent Directors and other directors who are not officers of the Company even though they may have another relationship with the Company or its management that prevents them from being Independent Directors).

Presently, Mr. Berman serves as the chairman of the Board. Mr. Berman’s history with the Company, familiarity with Fifth Street’s investment platform and extensive knowledge of the financial services industry qualify him to serve as the chairman of the Company. We believe that we are best served through this existing leadership structure, as Mr. Berman’s relationship with Fifth Street Management provides an effective bridge and encourages an open dialogue between Fifth Street Management and the Board.

Our Board does not currently have a designated lead independent director. We are aware of the potential conflicts that may arise when a non-independent director is chairman of the Board but believe these potential conflicts are offset by our strong corporate governance practices. As previously disclosed in our Annual Report on Form 10-K for the fiscal year ended September 30, 2015, we have identified a material weakness in internal control over financial reporting. However, we do not believe such identification of a material weakness in internal control over financial reporting was the result of a deficiency in board oversight or independence because, among other things, all of the members of the Audit Committee, including the chairman, are independent directors of the Company. Our corporate governance practices include regular meetings of the Independent Directors in executive session without the presence of interested directors and management, the establishment of Audit Committees and Nominating and Corporate Governance Committees comprised solely of Independent Directors and the appointment of a chief compliance officer, with whom the Independent Directors meet with in executive session at least once a year, for administering our compliance policies and procedures. While certain non-management members of the Board may participate on the boards of directors of other public companies, we monitor such participation to ensure it is not excessive and does not interfere with their duties to us.

Board’s Role In Risk Oversight

The Board performs its risk oversight function primarily through (i) three standing committees, which report to the Board and are comprised solely of Independent Directors, and (ii) active monitoring of our chief compliance officer and the Company’s compliance policies and procedures.

As described below in more detail, the Company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee assist the Board in fulfilling its risk oversight responsibilities. The Audit Committee’s risk oversight responsibilities include overseeing the Company’s accounting and financial reporting processes, systems of internal controls regarding finance and accounting, and audits of the Company’s financial statements, as well as the establishment of guidelines and making recommendations to the Board regarding the valuation of the Company’s loans and investments. The Compensation Committee’s risk oversight responsibilities include reviewing and approving the reimbursement by the Company of the compensation of the chief financial officer and chief compliance officer and their staffs. The Nominating and Corporate Governance Committee’s risk oversight responsibilities include selecting, researching and nominating directors for election by the Company’s stockholders, developing and recommending to the Board a set of corporate governance principles and overseeing the evaluation of the Board and our management.

The Board also performs its risk oversight responsibilities with the assistance of the Company’s chief compliance officer. The Board annually reviews a written report from the chief compliance officer discussing the adequacy and effectiveness of the compliance policies and procedures of the company. The chief compliance officer’s annual report addresses: (i) the operation of the compliance policies and procedures of the Company, Fifth Street Management and certain other entities since the last report; (ii) any material changes to such policies and procedures since the last report; (iii) any recommendations for material changes to such policies and procedures as a result of the chief compliance officer’s annual review; and (iv) any compliance matter that has occurred since the date of the last report about which the Board would reasonably need to know to oversee compliance. In addition, the chief compliance officer meets in executive session with the Independent Directors at least once a year.

The Company believes that the role of the Board in risk oversight is effective and appropriate given the extensive regulation to which it is already subject as a business development Company. As a business development company, we are required to comply with certain regulatory requirements that control the levels of risk in our business and operations. For example, we were substantially limited in our ability to co-invest in privately negotiated transactions with affiliated funds until we obtained an exemptive order from the SEC on September 9, 2014.

Transactions with Related Persons

The Company has entered into a Third Amended and Restated Investment Advisory Agreement (the “Third Amended and Restated Investment Advisory Agreement”) with Fifth Street Management, our investment adviser. Messrs. Berman, Dimitrov, Owens and Khorana, interested members of the Board, have a direct or indirect pecuniary interest in Fifth Street Management. Fifth Street Management is a registered investment adviser under the Investment Advisers Act of 1940, that is partially and indirectly owned by FSAM.

Under the Third Amended and Restated Investment Advisory Agreement, fees payable to Fifth Street Management equal (a) a base management fee of 1.75% of the value of FSC’s gross assets, which includes any borrowings for investment purposes and excludes cash and cash equivalents, and (b) an incentive fee based on FSC’s performance. The incentive fee consists of two parts. The first part is calculated and payable quarterly in arrears and equals 20% of FSC’s “Pre-Incentive Fee Net Investment Income” for the immediately preceding quarter, subject to a preferred return, or “hurdle,” and a “catch up” feature. The second part is determined and payable in arrears as of the end of each fiscal year (or upon termination of the Third Amended and Restated Investment Advisory Agreement) and equals 20% of FSC’s “Incentive Fee Capital Gains,” which equals its realized capital gains on a cumulative basis from inception through the end of the year, if any, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gain incentive fee.

In July 2015, Fifth Street Management voluntarily agreed to waive a portion of its base management fees through January 1, 2017 for increases in capital related to the issuances of new equity. Under the waiver, the base management fee related to new equity (equity raised above the net asset value as of March 31, 2015, the time at which the waiver was put in place) will be 1% (resulting in a blended fee between 1% and 2%). This fee will be applied in the same manner as currently applied under the Investment Advisory Agreement, as publicly announced on July 14, 2015. All FSC stockholders will be treated equally in the benefit of the fee reduction, regardless of when they invested.

The Third Amended and Restated Investment Advisory Agreement may be terminated by either party without penalty upon no fewer than 60 days’ written notice to the other. FSC incurred investment advisory fees of $79.6 million for fiscal year 2015 under the Investment Advisory Agreement.

The Company has entered into an administration agreement with FSC CT (the “Administration Agreement”), which is a wholly-owned subsidiary of Fifth Street Management. Pursuant to the Administration Agreement, FSC CT provides administrative services to the Company necessary for the operations of the Company, which include providing to the Company office facilities, personnel, equipment, clerical, bookkeeping and record keeping services at such facilities and such other services as FSC CT, subject to review by the Board, shall from time to time deem to be necessary or useful to perform its obligations under the Administration Agreement. FSC CT also provides to the Company portfolio collection functions for interest income, fees and warrants and is responsible for the financial and other records that the Company is required to maintain and prepares, prints and disseminates reports to the Company’s stockholders and reports and all other materials filed with the SEC. In addition, FSC CT assists the Company in determining and publishing the Company’s net asset value, overseeing the preparation and filing of the Company’s tax returns, and generally overseeing the payment of the Company’s expenses and the performance of administrative and professional services rendered to the Company by others. For providing these services, facilities and personnel, the Company reimburses FSC CT for overhead and other expenses incurred by FSC CT in performing its obligations under the Administration Agreement, including the rent of the Company’s principal executive offices at market rates and the costs of compensation and related expenses of the chief financial officer and chief compliance officer and their staffs. Such reimbursement is at cost, with no profit to, or markup by, FSC CT. FSC CT may also offer to provide, on the Company’s behalf, managerial assistance to the Company’s portfolio companies. The Administration Agreement may be terminated by either party without penalty upon 60 days’ written notice to the other party. FSC incurred approximately $6.9 million of administration fees for fiscal year 2015 under the Administration Agreement.

The Company has also entered into a license agreement with Fifth Street Capital LLC (“Fifth Street Capital”) pursuant to which Fifth Street Capital has agreed to grant the Company a non-exclusive, royalty-free license to use the name “Fifth Street.” Under this agreement, the Company has a right to use the “Fifth Street” name for so long as Fifth Street Management or one of its affiliates remains its investment adviser.

Review, Approval or Ratification of Transactions with Related Persons

The Independent Directors are required to review, approve or ratify any transactions with related persons (as such term is defined in Item 404 of Regulation S-K).

Material Conflicts of Interest

Certain of our executive officers, directors and/or members of Fifth Street Management serve or may serve as officers, directors or principals of entities that operate in the same or a related line of business as we do or of investment funds managed by our investment adviser or its affiliates. For example, Fifth Street Management presently serves as investment adviser to FSC and FSFR and will encounter certain investment opportunities that satisfy the investment criteria for both FSC and FSFR. FSC had total assets of approximately $2.5 billion as of December 31, 2015. FSC generally targets mid-sized companies with annual revenues between $25 million and $250 million and targets investment sizes generally ranging from $10 million to $100 million. In addition, although not the primary focus of FSC’s investment portfolio, FSC’s investments also include floating rate senior loans, although it is not the exclusive focus of FSC’s investment portfolio. FSFR had total assets of approximately $644.5 million as of December 31, 2015 and invests in senior secured loans, including first lien, unitranche and second lien debt instruments, that pay interest at rates which are determined periodically on the basis of a floating base lending rate, similar to those that FSC targets for investment. Specifically, FSFR targets private, leveraged, middle-market companies with approximately $20 million to $100 million of EBITDA, in connection with investments by private equity sponsors, and targets investment sizes generally ranging from $3 million to $30 million. Therefore, there may be certain investment opportunities that satisfy the investment criteria for both FSC and FSFR. In addition, certain of our executive officers and Independent Directors serve in substantially similar capacities for both FSC and FSFR. Fifth Street Management and its affiliates also manage private investment funds, and may manage other funds in the future, that have investment mandates that are similar, in whole and in part, with ours. Accordingly, they may have obligations to investors in those entities, the fulfillment of which might not be in the best interests of us or our stockholders.

In order to address potential conflicts of interest, Fifth Street Management has adopted an investment allocation policy that governs the allocation of investment opportunities among the investment funds managed by Fifth Street Management and its affiliates. To the extent an investment opportunity is appropriate for either or both of FSC and FSFR and/or any other investment fund managed by our affiliates, and co-investment is not possible, Fifth Street Management will adhere to its investment allocation policy in order to determine to which entity to allocate the opportunity. The 1940 Act prohibits the Company from making certain negotiated co-investments with affiliates, including with one another, unless they receive an order from the SEC permitting us to do so. As such, we were substantially limited in our ability to co-invest in privately negotiated transactions with affiliated funds until we obtained an exemptive order from the SEC on September 9, 2014. The exemptive relief permits us to participate in negotiated co-investment transactions, subject to the conditions of the relief granted by the SEC, with certain affiliates, each of whose investment adviser is Fifth Street Management, or an investment adviser controlling, controlled by or under common control with Fifth Street Management, in a manner consistent with our investment objectives, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors.

If we are unable to rely on our exemptive relief for a particular opportunity, such opportunity will be allocated first to the entity whose investment strategy is the most consistent with the opportunity being allocated, and second, on a rotational basis to those entities for which the terms of the opportunity are consistent with such entity’s investment strategy. Although our investment professionals will endeavor to allocate investment opportunities in a fair and equitable manner, the Company and its common stockholders could be adversely affected to the extent investment opportunities are allocated among us and other investment vehicles managed or sponsored by, or affiliated with, our executive officers, directors and members of Fifth Street Management.

Fifth Street Management’s investment allocation policy is also designed to manage and mitigate the conflicts of interest associated with the allocation of investment opportunities if we are able to co-invest, either pursuant to SEC interpretive positions or our exemptive order, with other accounts managed by our investment adviser and its affiliates. Generally, under the investment allocation policy, co-investments will be allocated pursuant to the conditions of the exemptive order. Under the investment allocation policy, a portion of each opportunity that is appropriate for us and any affiliated fund will be offered to us and such other eligible accounts as determined by Fifth Street Management generally based on asset class, fund size and liquidity, among other factors. If there is a sufficient amount of securities to satisfy all participants, the securities will be allocated among the participants in accordance with their order size and if there is an insufficient amount of securities to satisfy all participants, the securities will be allocated pro rata based on each participating party’s capital available for investment in the asset class being allocated, up to the amount proposed to be invested by each. In accordance with Fifth Street Management’s investment allocation policy, we might not participate in each individual opportunity, but will, on an overall basis, be entitled to participate equitably with other entities managed by Fifth Street Management and its affiliates. Fifth Street Management seeks to treat all clients fairly and equitably such that none receive preferential treatment vis-à-vis the others over time, in a manner consistent with its fiduciary duty to each of them; however, in some instances, especially in instances of limited liquidity, the factors may not result in pro rata allocations or may result in situations where certain funds receive allocations where others do not.

Pursuant to the Administration Agreement, which is a wholly-owned subsidiary of Fifth Street Management, FSC CT furnishes the Company with the facilities, including its principal executive offices, and administrative services necessary to conduct its day-to-day operations. The Company pays FSC CT for overhead and other expenses incurred by FSC CT in performing its obligations under the Administration Agreement, including rent at market rates and the compensation of the Company’s chief financial officer and chief compliance officer and their respective staffs.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s directors and executive officers, and persons who own 10% or more of the Company common stock, to file reports of ownership and changes in ownership of its equity securities with the SEC. Directors, executive officers and 10% or more holders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of those forms furnished to us, or written representations that no such forms were required, we believe that our directors, executive officers and 10% or more beneficial owners complied with all Section 16(a) filing requirements during the fiscal year ended September 30, 2015, except that a Form 3 for Sandeep Khorana was filed late and a Form 4 for James Castro-Blanco was filed late, each due to an administrative oversight.

Corporate Governance

Corporate Governance Documents

We maintain a corporate governance webpage at the “Corporate Governance” link under the “Investor Relations” link at http://fsc.fifthstreetfinance.com.

Our Corporate Governance Policies, Code of Business Conduct and Ethics, Code of Ethics and the Board Committee charters are available at the above websites and are also available to any stockholder who requests them by writing to Kerry S. Acocella, Secretary, Fifth Street Finance Corp., 777 West Putnam Avenue, 3rd Floor, Greenwich, CT 06830.

Director Independence

In accordance with rules of NASDAQ, the Board annually determines the independence of each director. No director is considered independent unless the Board has determined that he or she has no material relationship with the Company. The Company monitors the status of its directors and officers through the activities of the Company’s Nominating and Corporate Governance Committee and through a questionnaire to be completed by each director no less frequently than annually, with updates periodically if information provided in the most recent questionnaire has materially changed.

In order to evaluate the materiality of any such relationship, the Board uses the definition of director independence set forth in the NASDAQ listing rules. Section 5605 provides that a director of a business development company shall be considered to be independent if he or she is not an “interested person” of the Company, as defined in Section 2(a)(19) of the 1940 Act. Section 2(a)(19) of the 1940 Act defines an “interested person” to include, among other things, any person who has, or within the last two years had, a material business or professional relationship with the Company.

The Board has determined that each of the directors is independent and has no relationship with the Company, except as a director and stockholder of the Company, with the exception of Messrs. Berman, Dimitrov, Khorana, and Owens. Messrs. Berman, Dimitrov, Khorana and Owens are interested persons due to their positions at our investment adviser or at the Company.

Evaluation

The Company’s directors perform an evaluation, no less frequently than annually, of the effectiveness of the Board and its committees. This evaluation includes Board and Board committee discussions.

Communications with Directors

Stockholders and other interested parties may contact any member (or all members) of the Board by mail. To communicate with the Board, any individual director or any group or committee of directors, correspondence should be addressed to the Board or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent to Fifth Street Finance Corp., 777 West Putnam Avenue, 3rd Floor, Greenwich, CT 06830, Attention: Corporate Secretary. Any communication to report potential issues regarding accounting, internal controls and other auditing matters will be directed to the Company’s Audit Committee. Appropriate personnel of the Company will review and sort through communications before forwarding them to the addressee(s).

Board Meetings and Committees

The Board met nine times during fiscal year 2015. Each director attended at least 75% of the total number of meetings of the Board and committees on which the director served that were held while the director was a member of the Board or such committee, as applicable. The Board’s standing committees are described below. Our directors are encouraged to attend each annual meeting of stockholders. Three of FSC’s directors attended FSC’s 2015 annual meeting of stockholders in person.

Audit Committee

The Company’s Audit Committee is responsible for selecting, engaging and discharging the Company’s independent accountants, reviewing the plans, scope and results of the audit engagement with its independent accountants, approving professional services provided by its independent accountants (including compensation thereof), reviewing the independence of its independent accountants and reviewing the adequacy of its internal control over financial reporting, as well as establishing guidelines and making recommendations to its Board regarding the valuation of its loans and investments.

The members of the Audit Committee of FSC are Messrs. Castro-Blanco, Dunn, Dutkiewicz, Haney and Ray, each of whom is not an interested person of FSC as defined in the 1940 Act and is independent for purposes of the NASDAQ Listing Rules. Mr. Dutkiewicz serves as the Chairman of FSC’s Audit Committee. The Board has determined that Mr. Dutkiewicz is an “audit committee financial expert” as defined under SEC rules. FSC’s Audit Committee met ten times during the 2015 fiscal year.

The charter of FSC’s Audit Committee is available in print to any stockholder who requests it and is also available on FSC’s website at http://fsc.fifthstreetfinance.com.

Compensation Committee

The Company’s Compensation Committee is responsible for reviewing and approving the reimbursement by the Company of the compensation of its chief financial officer and chief compliance officer and their staffs.

The current members of FSC’s Compensation Committee are Messrs. Castro-Blanco, Dutkiewicz and Ray, each of whom is not an interested person of FSC as defined in the 1940 Act and is independent for purposes of the NASDAQ Listing Rules. Mr. Ray serves as the chairman of FSC’s Compensation Committee. As discussed below, none of FSC’s executive officers are directly compensated by FSC. FSC’s Compensation Committee met once during the 2015 fiscal year.

The charter of the Compensation Committee is available in print to any stockholder who requests it and is also available on FSC’s website at http://fsc.fifthstreetfinance.com.

Nominating and Corporate Governance Committee

The Company’s Nominating and Corporate Governance Committee is responsible for determining criteria for service on the Board, identifying, researching and nominating directors for election by its stockholders, selecting nominees to fill vacancies on the Board or a committee of the Board, developing and recommending to the Board a set of corporate governance principles and overseeing the self-evaluation of the Board and its committees and evaluation of management.

The members of FSC’s Nominating and Corporate Governance Committee are Messrs. Castro-Blanco, Dunn and Haney, each of whom is not an interested person of FSC as defined in the 1940 Act and is independent for purposes of the NASDAQ Listing Rules. Mr. Dunn serves as the chairman of FSC’s Nominating and Corporate Governance Committee. FSC’s Nominating and Corporate Governance Committee met twice during the 2015 fiscal year.

The charter of FSC’s Nominating and Corporate Governance Committee is available in print to any stockholder who requests it and is also available on FSC’s website at http://fsc.fifthstreetfinance.com.

The Company’s Nominating and Corporate Governance Committee considers qualified director nominees recommended by stockholders when such recommendations are submitted in accordance with FSC’s bylaws, and any other applicable law, rule or regulation regarding director nominations. Stockholders may submit candidates for nomination for the Board by writing to: Board of Directors, Fifth Street Finance Corp., 777 West Putnam Avenue, 3rd Floor, Greenwich, CT 06830. When submitting a nomination for consideration, a stockholder must provide certain information about each person whom the stockholder proposes to nominate for election as a director, including: (i) the name, age, business address and residence address of the person; (ii) the principal occupation or employment of the person; (iii) the class or series and number of shares of Company common stock owned beneficially or of record by the person; and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder. Such notice must be accompanied by the proposed nominee’s written consent to be named as a nominee and to serve as a director if elected.

In evaluating director nominees, the Company’s Nominating and Corporate Governance Committee considers the following factors:

•	the appropriate size and composition of the Board;
•	its needs with respect to the particular talents and experience of its directors;
•	the knowledge, skills and experience of nominees in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;
•	the capacity and desire to serve as a member of the Board and to represent the balanced, best interests of its stockholders as a whole;
•	experience with accounting rules and practices; and
•	the desire to balance the considerable benefit of continuity with the periodic addition of the fresh perspective provided by new members.

The Company’s Nominating and Corporate Governance Committee’s goal is to assemble a Board that brings it a variety of perspectives and skills derived from high quality business and professional experience.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Company’s Nominating and Corporate Governance Committee may also consider such other factors as it may deem are in the Company’s best interests and those of its stockholders. The Company’s Nominating and Corporate Governance Committee also believes it appropriate for certain key members of its management to participate as members of the Board. The Company’s Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. The Board does not have a specific diversity policy, but considers diversity of race, religion, national origin, gender, sexual orientation, disability, cultural background and professional experiences in evaluating candidates for Board membership.

The Company’s Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service or if the Nominating and Corporate Governance Committee or the Board decides not to re-nominate a member for re-election, the Nominating and Corporate Governance Committee would identify the desired skills and experience of a new nominee in light of the criteria above. Current members of the Company’s Nominating and Corporate Governance Committee and Board review and discuss for nomination the individuals meeting the criteria of the Nominating and Corporate Governance Committee. Research may also be performed to identify qualified individuals. We have not engaged third parties to identify or evaluate or assist in identifying potential nominees to the Board.

The Board unanimously recommended that Todd G. Owens, Richard P. Dutkiewicz and Douglas F. Ray be nominated for election to the Board.

Co-Investment Committee

The Company’s Co-Investment Committee is responsible for reviewing and approving certain co-investment transactions under the conditions of the exemptive order we received from the SEC.

The current members of FSC’s Co-Investment Committee are Messrs. Dunn, Castro-Blanco, Dutkiewicz and Ray each of whom is not an interested person of FSC as defined in the 1940 Act and is independent for purposes of the NASDAQ Listing Rules. Mr. Dunn serves as the chairman of FSC’s Co-Investment Committee. FSC’s Co-Investment Committee met thirty-two times during the 2015 fiscal year.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics which applies to, among others, executive officers, including the Company’s principal executive officer and principal financial officer, as well as every officer, director and the investment personnel of the Company. Requests for copies should be sent in writing to Kerry S. Acocella, Chief Compliance Officer, Fifth Street Finance Corp., 777 West Putnam Avenue, 3rd Floor, Greenwich, CT 06830. The Code of Business Conduct and Ethics is also available at http://fsc.fifthstreetfinance.com.

If the Company makes any substantive amendment to, or grants a waiver from, a provision of the Code of Business Conduct and Ethics, the Company will promptly disclose the nature of the amendment or waiver on its website at http://fsc.fifthstreetfinance.com.

Executive Compensation

The Company’s executive officers do not receive direct compensation from the Company. The compensation of the principals and other investment professionals of our investment adviser are paid by FSC CT, our administrator. Further, the Company is prohibited under the 1940 Act from issuing equity incentive compensation, including stock options, stock appreciation rights, restricted stock and stock, to its officers or directors, or any employees it may have in the future. Compensation paid to the chief financial officer and chief compliance officer and their staffs and other support personnel is set by our administrator, FSC CT, and is subject to reimbursement by the Company of such compensation for services rendered to it.

During fiscal year 2015, FSC reimbursed FSC CT approximately $2,421,941.16 million for compensation expenses incurred by FSC CT on behalf of FSC’s chief financial officer, chief compliance officer and other support personnel, pursuant to its Administration Agreement.

Director Compensation

The following table sets forth compensation of the Company’s directors for the fiscal year ended September 30, 2015:

Name	Fees Earned or Paid in Cash(1)(2)	Total
Interested Directors
Bernard D. Berman	—	—
Ivelin M. Dimitrov	—	—
Sandeep K. Khorana
Todd G. Owens	—	—
Independent Directors:
James Castro-Blanco	$136,200	$136,200
Brian S. Dunn	$172,500	$172,500
Richard P. Dutkiewicz	$148,700	$148,700
Byron J. Haney	$125,000	$125,000
Douglas F. Ray	$138,800	$138,800

(1)	For a discussion of the Company’s Independent Directors’ compensation, see below.
(2)	The Company does not maintain a stock or option plan, non-equity incentive plan or pension plan for its directors.

For the fiscal year ended September 30, 2015, the Independent Directors received an annual retainer fee of $90,000, payable once per year to Independent Directors that attend at least 75% of the meetings held the previous fiscal year. In addition, the Independent Directors received $2,500 for each Board meeting in which the director attended in person and $1,000 for each Board meeting in which the director participated other than in person, and reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each Board meeting. The Independent Directors also received $1,000 for each Board committee meeting in which they attended in person and $500 for each Board committee meeting in which they participated other than in person, and reimbursement of reasonable out-of-pocket expenses incurred in connection with attending a committee meeting not held concurrently with a Board meeting. The Independent Directors serving on FSC’s Co-Investment Committee, which is responsible for reviewing and approving certain co-investment transactions under the conditions of the exemptive order we received from the SEC, also received $500 for each Co-Investment Committee meeting in which they attended in person and $300 for each Co-Investment Committee meeting in which they participated other than in person plus reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each Co-Investment Committee meeting not held concurrently with a Board meeting. Messrs. Berman, Castro-Blanco and Dunn are members of the 2016 Annual Meeting Committee, which is responsible for various administrative matters relating to the Annual Meeting. Messrs. Castro-Blanco and Dunn will each receive a one-time retainer of $5,000 for their service on the 2016 Annual Meeting Committee.

In addition, the chairman of the Audit Committee of FSC received an annual retainer of $15,000, the chairman of the Nominating and Corporate Governance Committee and the Compensation Committee of FSC each received an annual retainer of $5,000 and the chairman of the Co-Investment Committee received an annual retainer of $25,000. No compensation was paid to directors who are interested persons of FSC as defined in the 1940 Act.

PROPOSAL 2 — RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2016 FISCAL YEAR

Upon the recommendation of the Audit Committee of the Board, the Board has appointed PwC as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2016, subject to ratification by the Company’s stockholders.

It is expected that a representative of PwC will be present at the Annual Meeting and will have an opportunity to make a statement if he or she chooses and will be available to answer questions.

Independent Auditor’s Fees

The following table presents fees for professional services rendered by PwC for the fiscal years ended September 30, 2015 and 2014.

	2015		2014
Audit Fees	$1,663,490		$1,053,000
Audit-Related Fees	$140,000		$135,000
Aggregate Non-Audit Fees:
Tax Fees	$110,000		$106,300
All Other Fees	$—		—
Total Aggregate Non-Audit Fees	$110,000	(1)	$106,300	(2)
Total Fees	$1,913,490		$1,294,000

(1)	Non-audit fees represent 5.7% of total fees.
(2)	Non-audit fees represent 8.1% of total fees.

Audit Fees.  Audit fees consist of fees billed for professional services rendered for the audit of our year-end financial statements and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings.

Audit-Related Fees.  Audit-related services consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

Tax Fees.  Tax fees consist of fees billed for professional services for tax compliance. These services include assistance regarding federal, state and local tax compliance.

All Other Fees.  All other fees would include fees for products and services other than the services reported above.

Required Vote

The affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy is required to approve this proposal. Abstentions will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal. Because brokers will have discretionary authority to vote for the ratification of the selection of the Company’s registered independent public accounting firm in the event that they do not receive voting instructions from the beneficial owner of shares of our common stock, there should not be any broker non-votes with respect to this proposal.

The Board unanimously recommends a vote “FOR” the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the fiscal year ending September 30, 2016.

Audit Committee Report

The following is the report of the Audit Committees with respect to the Company’s audited financial statements for the fiscal year ended September 30, 2015.

As part of its oversight of the Company’s financial statements, the Company’s Audit Committee reviewed and discussed with both management and its independent registered public accounting firm all of the Company’s financial statements filed with the SEC for each quarter during fiscal year 2015 and as of and for the fiscal year ended September 30, 2015. Company management advised the Audit Committee that all financial statements were prepared in accordance with U.S. generally accepted accounting principles (GAAP), and reviewed significant accounting issues with the Audit Committee. The Company’s Audit Committee discussed with its independent registered public accounting firm the matters required to be discussed by Auditing Standards No. 16, (Communication with Audit Committees), as adopted by the Public Company Accounting Board in Rule 3200T. The independent registered public accounting firm also provided to the Audit Committee the written disclosures required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee discussed the subject of independence with the independent registered public accounting firm.

The Company’s Audit Committee has established a pre-approval policy that describes the permitted audit, audit-related, tax and other services to be provided by PwC, the Company’s independent registered public accounting firm. Pursuant to the policies, the Audit Committee pre-approves the audit and non-audit services performed by the independent registered public accounting firm in order to assure that the provision of such service does not impair the firm’s independence.

Any requests for audit, audit-related, tax, and other services that have not received general pre-approval must be submitted to the Audit Committee for specific pre-approval, irrespective of the amount, and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committees does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

The Company’s Audit Committee has reviewed the audit fees paid by the Company to the independent registered public accounting firm. It has also reviewed non-audit services and fees to assure compliance with the Company’s and Audit Committee’s policies restricting the independent registered public accounting firm from performing services that might impair its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the financial statements as of and for the fiscal year ended September 30, 2015, be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2015, for filing with the SEC. The Audit Committee also recommended to the Board the selection of PwC to serve as the independent registered public accounting firm of the Company for the fiscal year ending September 30, 2016.

Richard P. Dutkiewicz, Chairman
James Castro-Blanco, Member
Brian S. Dunn, Member
Byron J. Haney, Member
Douglas F. Ray, Member

OTHER MATTERS

RiverNorth Settlement

On November 6, 2015, RiverNorth Capital Management, LLC (“RiverNorth”) together with certain of its investment funds delivered a letter to the Company in furtherance of the nomination of certain individuals for election to the Board at the Annual Meeting and the submission of a binding proposal to terminate the Investment Advisory Agreement with Fifth Street Management.

On February 18, 2016, the Company entered into a Purchase and Settlement Agreement (the “PSA”) by and among the Company, FSAM, Fifth Street Holdings L.P. (“Holdings”), Leonard M. Tannenbaum, Chairman and Chief Executive Officer of FSAM (together with Holdings, the “Buyers”), RiverNorth, RiverNorth Capital Partners, L.P., RiverNorth Institutional Partners, L.P., RiverNorth Core Opportunity Fund, RiverNorth/DoubleLine Strategic Income Fund, Randy I. Rochman, Fred G. Steingraber and Murray R. Wise (collectively, the “Sellers”).

The PSA provides that RiverNorth has irrevocably withdrawn and rescinded its proposal to terminate the Investment Advisory Agreement with Fifth Street Management and its director nominations that it had put forth for consideration at the Annual Meeting.

In the PSA, the Sellers have agreed to certain standstill obligations with respect to the Company until the certification of votes for the Company’s 2017 Annual Meeting of Stockholders.

On the terms and subject to the conditions of the PSA, the Buyers have agreed to purchase 9,220,600 shares of Company common stock from the Sellers, which shares (when combined with the shares of Company common stock Sellers are economically exposed to via cash-settled total return swaps) constitute all of the shares of Company common stock beneficially owned by the Sellers, for a per-share purchase price of $6.25, without interest. Under certain circumstances in connection with a breach of the PSA by Buyers, Holdings and Mr. Tannenbaum may be liable for a $5,000,000 fee payable to Sellers.

The parties to the PSA have agreed to an outside closing date of March 31, 2016, for the purchase of the Shares from the Sellers (the “Closing Date”). In connection with the PSA, Holdings and RiverNorth entered into an escrow agreement with JPMorgan Chase Bank, N.A., as escrow agent (the “Escrow Agent”), pursuant to which Holdings deposited $10,000,000 with the Escrow Agent. Holdings has agreed to use reasonable best efforts to deposit into the escrow account, on or prior to March 24, 2016, an additional $24,577,250 (together with the initial $10,000,000 deposit, and together with interest thereon, the “Escrow Funds”). On the Closing Date, Holdings and RiverNorth have agreed to direct the Escrow Agent to release the Escrow Funds to RiverNorth, and the Escrow Funds will be credited (after deducting, if applicable, the $5,000,000 fee payable to the Sellers, as described above) against any other amounts owed by Buyers pursuant to the PSA on the Closing Date.

In the PSA, Holdings and certain Sellers also agreed to terms that may require Holdings, on the one hand, or such Sellers, on the other hand, to make certain payments to the other in connection with the settlement (or other payments) of certain cash-settled total return swaps held by such Sellers in respect of Shares. In addition, the PSA requires such Sellers to request and use their best efforts to cause the counterparty to such swaps to vote the Shares held by such counterparty, as of the record date for any meeting of the Company’s stockholders, in accordance with the recommendations of the Board. The parties to the PSA have made certain customary representations and warranties therein and have entered into a mutual release from liability in connection with the PSA.

On February 19, 2016, the Company announced that, as part of the Company’s previously announced $100 million stock repurchase authorization, the Company plans to repurchase $25 million of its common stock beginning as soon as practicable, and plans to repurchase an additional $25 million of its common stock, for a total of at least $50 million, by the end of calendar year 2016.

Stockholder Proposals

Any stockholder proposals submitted pursuant to the SEC’s Rule 14a-8 for inclusion in the Company’s proxy statement and form of proxy for the 2017 annual meeting of stockholders must be received by the Company on or before November 2, 2016. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal should be mailed to: Fifth Street Finance Corp., 777 West Putnam Avenue, 3rd Floor, Greenwich, CT 06830, Attention: Corporate Secretary. In order for any proposal by an FSC stockholder made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) of the Exchange Act, it must be received by us not later than January 16, 2017. If your proposal is not “timely” within the meaning of Rule 14a-4(c), then proxies solicited by us for the 2017 annual meeting of stockholders may confer discretionary authority to us to vote on that proposal.

Stockholder proposals or director nominations for the Company to be presented at the 2017 annual meeting of stockholders, other than stockholder proposals submitted pursuant to the SEC’s Rule 14a-8, must be delivered to, or mailed and received at, the principal executive offices of the Company not less than ninety (90) days prior to the date of the anniversary of the previous year’s annual meeting of stockholders. For the 2017 annual meeting of stockholders, the Company must receive such proposals and nominations no later than January 13, 2017. If the annual meeting of stockholders is scheduled to be held on a date more than thirty (30) days prior to or delayed by more than sixty (60) days after such anniversary date, stockholder proposals or director nominations must be received no later than the close of business ninety (90) days prior to such annual meeting or the tenth (10th) day following the day on which such notice of the date of the 2017 annual meeting of stockholders was mailed or such public disclosure of the date of the annual meeting was made. Proposals must also comply with the other requirements contained in FSC’s bylaws, including supporting documentation and other information.

Other Business

The Board does not presently intend to bring any other business before the Annual Meeting. As to any other business that may properly come before the Annual Meeting, however, the proxies, in the form enclosed, will be voted in respect thereof in accordance with the discretion of the proxyholders.

Whether or not you expect to attend the Annual Meeting, please follow the instructions on your proxy card or the enclosed voting instruction form to vote via the Internet or telephone, or sign, date and return a proxy card in the postage-paid envelope provided so that you may be represented at the Annual Meeting.

Delivery of Proxy Materials

Please note that only one copy of the 2016 proxy statement, the 2015 Annual Report or Notice of Annual Meeting may be delivered to two or more stockholders of record of FSC who share an address unless we have received contrary instructions from one or more of such stockholders. We will deliver promptly, upon request, a separate copy of any of these documents to stockholders of record of FSC at a shared address to which a single copy of such document(s) was delivered. Stockholders who wish to receive a separate copy of any of these documents, or to receive a single copy of such documents if multiple copies were delivered, now or in the future, should submit their request by calling us collect at (203) 681-3720 or by writing to Fifth Street Finance Corp., 777 West Putnam Avenue, 3rd Floor, Greenwich, CT 06830, Attention: Corporate Secretary.

FIFTHSTREET

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of Fifth Street Finance Corp. common stock for the upcoming Annual Meeting of Stockholders.

PLEASE REVIEW THE PROXY STATEMENT AND VOTE TODAY IN ONE OF THREE WAYS:

1. **Vote by Telephone**—Please call toll-free in the U.S. or Canada at **1 (866) 860-0367**, on a touch-tone phone. If outside the U.S. or Canada, call **1 (215) 521-1344**. Please follow the simple instructions. You will be required to provide the unique control number printed below.

OR

2. **Vote by Internet**—Please access **https://www.proxyvotenow.com/fsc** and follow the simple instructions. Please note you must type an "s" after http. You will be required to provide the unique control number printed below.

CONTROL NUMBER:

You may vote by telephone or Internet 24 hours a day, 7 days a week. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as

OR

3. **Vote by Mail**—If you do not wish to vote by telephone or over the Internet, please complete, sign, date and return the proxy card in the postage-paid envelope provided, or mail to: Fifth Street Finance Corp, c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5155, New York, NY 10150-5155.

▼ TO VOTE BY MAIL, PLEASE DETACH WHITE PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ▼

X Please mark your vote as in this example

The Board of Directors recommends you vote "FOR" all the nominees listed in Proposal 1 and "FOR" Proposal 2.

Proposal 1 To elect the directors of the Company to hold office until the Company's 2019 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

Nominees: (01) Richard P. Dutkiewicz; (02) Todd G. Owens; (03) Douglas F. Ray

FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
☐	☐	☐

(INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "For All Except" box above and write the name of nominee(s) on the line provided below).

____

Proposal 2	FOR	AGAINST	ABSTAIN
To ratify the appointment of PricewaterhouseCoopers LLP as the Company's Independent Registered Public Accountants for the fiscal year ending September 30, 2016.	☐	☐	☐

Date: ______________________

____
(Signature)

____
(Signature, Joint Owner)

____
Title(s)

NOTE: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

YOUR VOTE IS IMPORTANT!

PLEASE VOTE TODAY.

SEE REVERSE SIDE FOR THREE EASY WAYS TO VOTE.

▼ TO VOTE BY MAIL, PLEASE DETACH WHITE PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ▼

PROXY CARD

FIFTH STREET FINANCE CORP.

ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Steve Noreika and Kerry Acocella, and each of them, as proxies of the undersigned, with full power of substitution in each of them, to the 2016 Annual Meeting of Stockholders (the "Annual Meeting") of Fifth Street Finance Corp., a Delaware corporation (the "Company"), to be held at the Courtyard Rye, 631 Midland Avenue, Rye, New York on April 13, 2016, at 10:00 a.m. local time and at any adjournments or postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast and to otherwise represent the undersigned with all powers that the undersigned would possess if personally present at the Annual Meeting. The undersigned hereby revokes any proxy heretofore given with respect to the Annual Meeting.

THIS PROXY IS REVOCABLE. UNLESS A CONTRARY DIRECTION IS INDICATED, VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2. IF SPECIFIC INSTRUCTIONS ARE INDICATED, VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN ACCORDANCE THEREWITH. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXYHOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

(continued and to be signed on the reverse side)